Exhibit 99.1
AMENDMENT #1
TO
EXECUTIVE EMPLOYMENT AGREEMENT
     Reference is made to the Executive Employment Agreement (the “Agreement”) dated July 1, 2005, by and among Segmentz, Inc., a Delaware corporation (currently known as Express-1 Expedited Solutions, Inc., the “Company”), and Mike Welch (the “Executive”). The Company and the Executive are referred to collectively herein as the “Parties.” All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.
     1. Term. The Parties hereby agree that Section 4 of the Agreement is hereby deleted and replaced with the following:
          “Term. The Term of employment hereunder will commence on the date as set forth above and will terminate on July 1, 2011.”
     2. Salary. The Parties hereby agree that Section 5(a) of the Agreement is hereby deleted and replaced with the following:
“a. The Executive shall be paid a base salary (the “Base Salary”) at an annual rate of $200,000. The Base Salary shall be reviewed annually throughout the Term by the Company’s Compensation Committee and may be raised in its sole discretion.”
     3. Bonus. The Parties hereby agree that Section 5(b) of the Agreement is hereby deleted and replaced with the following:
“c. Performance Based Bonus. As additional compensation, the Executive shall be entitled to receive a bonus (“Bonus”) for each year during the Term of the Executive’s employment by the Company, and based upon the Company’s executive bonus plan as adopted and amended from time-to-time by the Company’s Board of Directors. The amount any Bonus shall be determined based upon performance targets set annually by the Company’s Compensation Committee.”
     4. Reimbursement of Club Dues. The Parties hereby agree that the following shall be added to the Agreement as Section 5(h):
“h. Reimbursement of Club Dues. The Executive will be reimbursed up to $750 per month towards the cost of country club dues at a country club of the Executive’s choice.
     5. Definition of “Cause”. The Parties hereby agree that Section 6(c)(3) of the Agreement is hereby deleted, and that Section 6(c)(2) of the Agreement is hereby deleted and replaced with the following:
          “(2) “Cause” shall mean:
     (A) Executive’s material violation of any of the provisions of this Agreement, or the rules, policies, and/or procedures of the Company,

or commission of any material act of fraud, misappropriation, breach of fiduciary duty or theft against or from the Company, if such violation is not cured as soon as is reasonably practical, and in any event within thirty (30) days after written notice from the Company, or if Executive commits the same violation within twelve (12) months of receiving any such notice.
     (B) Executive’s violation of any law, rule or regulation of a governmental authority or regulatory body with jurisdiction over the Company or Executive relative to the conduct of Executive in connection with the Company’s business or its securities, if such violation is not cured as soon as is reasonably practical, and in any event within thirty (30) days after written notice from the Company, or if Executive commits the same violation within twelve (12) months of receiving any such notice.
     (C) The conviction of Executive of a felony under the laws of the United States of America or any state therein.”
     6. Termination Following a Change of Control. The Parties hereby agree that Section 6(f) of the Agreement is hereby deleted and replaced with the following:
          “f. Change in Control. If, within one year after a Change in Control, the Company terminates Executive’s employment with the Company without Cause, OR Executive voluntarily terminates such employment with Good Reason, the following provisions will apply:
          (1) An amount equal to the sum of (1) Executive’s aggregate Base Salary (at the rate most recently determined) for a period equal to one year (the “Severance Period”), and (2) an amount equal to the greater of (A) Executive’s Bonus payments for the year preceding the date of termination, and (B) the annual average of Executive’s Bonus payments during the two (2) years immediately preceding the date of termination, shall be paid to, or in trust for, Executive pursuant to Section 6(f)(7) in a lump sum within 30 days after the date of termination.
          (2) Executive shall receive any and all benefits accrued under any Incentive Plans and Benefit Plans to the date of his termination, the amount, form and time of payment of such benefits to be determined by the terms of such Incentive Plans and Benefit Plans, and for purposes of such plans, Executive’s employment shall be deemed to have terminated by reason of retirement.
          (3) The Company agrees that for purposes of all Incentive Plans and Benefit Plans Executive shall be given service credit for all purposes for, and shall be deemed to be an employee of the Company during, the Severance Period, notwithstanding his inability to render services by reason of death or disability during the Severance Period or the fact that he is not an employee of the Company during the Severance Period; provided that, if the terms of any of such Incentive Plan or Benefit Plan do not permit such credit or deemed employee treatment, the Company will make identical payments and distributions outside of the Plans.
          (4) During the Severance Period Executive and his dependents will continue to be covered by all health, dental, disability, accident and life insurance plans or arrangements made available by the Company in which he or his dependents were participating immediately prior to the date of his termination as if he continued to be an employee of the Company, provided that, if participation in any one or more of such plans and arrangements is not possible under the terms thereof, the Company will provide substantially identical benefits. Executive’s right to continuation of coverage under the health insurance plan of employer pursuant to Section 4980B (or any successor section) shall commence at the end of the Severance Period.
          (5) No payments or benefits payable to or with respect to Executive during the Severance Period pursuant to this Section 6(f) shall be reduced by any amount Executive or his dependents, spouse or beneficiary may earn or receive from employment with another employer or from any other source.
          (6) Except as otherwise provided in Section 6(f)(7), upon the death of Executive all amounts payable hereunder to Executive pursuant to this Section 6(f) shall be paid to his devisee, legates or other designee, or in the absence of a designee, to his estate.
          (7) Amounts payable pursuant to Section 6(f)(1) shall be, at the election of Executive, set forth in a written instrument delivered to the Company within 15 days after his termination of employment, be either paid to him in a lump sum or paid to the trustee of a trust to be established by the Company for the benefit of Executive, with a bank or trust company selected by Executive as trustee. If Executive elects to have payments made to the trustee of such trust, the trust agreement shall conform to the provisions of any applicable model trust set forth in any Internal Revenue Service authority and shall contain terms and conditions mutually satisfactory to Executive and the Company and that are not inconsistent with the provisions of any such model trust.
          (8) Treatment of Options.
          (A) If upon termination of his employment pursuant to Section 6(f)(1) Executive holds any options (the “Options”) with respect to the common stock (the “Common Stock”) of the Company, which are not then exercisable, said Options shall immediately vest upon termination. All such Options shall remain outstanding and exercisable for the remainder of the full term thereof (i.e. the term of said Option shall not be shortened as a result of any change in control provisions or other adjustment provisions contained in the Option agreement or the plan under which the Options were issued).

          (B) If Executive holds Options and (a) the Company effects any merger or consolidation of the Company with or into another person, (b) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then, upon any subsequent exercise of the Options, Executive shall have the right to receive, for each share of Common Stock underlying the Option that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which the Option is exercisable immediately prior to such event. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then Executive shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Option following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to Company or surviving entity in such Fundamental Transaction shall issue to Executive a new option consistent with the foregoing provisions and evidencing Executive’s right to exercise such option into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 6(f)(8) and insuring that the Options (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
     (9) Expenses. The Company shall pay to Executive all out-of-pocket expenses, including attorneys’ fees, incurred by Executive in connection with the successful enforcement of this Section 6(f) by Executive.
     (10) Definitions. For purposes of this Agreement:
     (A) “Benefit Plans” shall mean any qualified or supplemental defined benefit retirement plan or defined contribution retirement plan, currently or hereafter made available by the Company to Executive in which Executive is eligible to participate, or any private arrangement maintained by the Company solely for executive.

     (B) “Change in Control” shall be deemed to occur on the earliest of any of the following events:
     (i) The ownership by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of more than 50% of the outstanding capital stock of the Company entitled to vote for’ the election of directors (“Voting Stock”);
     (ii) The effective time of (A) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger hold less than 80% of the Voting Stock of the surviving or resulting corporation, or (B) a transfer of all or substantially all of the property of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock (for example, for purposes hereof, the sale of the Express-1 Expedited division and the CGL division shall be deemed to be the transfer or substantially all of the property of the Company); or
     (iii) The election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors of the Company, of the lesser of (A) three independent directors or (B) directors constituting a majority of the number of directors of the Company then in office.
     (C) “Good Reason” shall exist if, without Executive’s express written consent:
     (i) The Company shall assign to Executive duties of a non executive nature or for which Executive is not reasonably equipped by his skills and experience;
     (ii) The Company shall reduce the salary of Executive, or materially reduce the amount of paid vacations to which he is entitled, or his fringe benefits and perquisites;
     (iii) With respect to an Executive employed at the Company’s St. Joseph, Michigan office, the Company shall require Executive to relocate his principal business office or his principal place of residence greater than fifty miles outside St. Joseph, Michigan (said 50 mile area being hereinafter referred to as the “Area”), or assign to Executive duties that would reasonably require such relocation;
     (iv) The Company shall require Executive, or assign duties to Executive, which would reasonably require him to spend more than sixty normal working days away from the Area during any consecutive twelve month period;
     (v) The Company shall fail to provide office facilities, secretarial services, and other administrative services to Executive which are substantially equivalent to the facilities and services provided to Executive on the date hereof; or
     (vi) The Company shall terminate incentive and benefit plans or arrangements, or reduce or limit Executive’s participation therein relative to the level of participation of other executives of similar rank, to such an extent as to materially reduce the aggregate value of Executive’s incentive compensation and benefits below their aggregate value as of the date hereof.
     (D) “Incentive Plans” shall mean any incentive, bonus, deferred compensation or similar plan or arrangement currently or hereafter made available by the Company in which Executive is eligible to participate.”
     7. Modification of Stock Options. In 2004 the Company issued to the Executive options to purchase 500,000 shares of the Company’s common stock, with a term that was initially set to expire in 2009. The Parties hereby agree that the term of said options is extended until August 9, 2014. All other terms of said options shall remain the same.
     8. Deferred Compensation. The Parties hereby agree that Section 5(d) of the Agreement is hereby deleted and replaced with the following:
          “d. The Executive will receive $30,000 per year during the Term as additional compensation to be contributed by the company to the deferred compensation plan pursuant to the terms of said deferred compensation plan.”
     9. Sole Amendments. The Parties hereby agree that except as modified herein, the Agreement shall remain in full force and effect.
     10. Counterparts. This Amendment #1 to Executive Employment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
     11. Governing Law. This Amendment #1 to Executive Employment Agreement shall be deemed made and entered into in the State of Michigan and shall be governed and construed under and in accordance with the laws of the State of Michigan.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment #1 to Executive Employment Agreement to be executed as of July 1, 2008.

Express-1 Expedited Solutions, Inc

/S/ PETE WHITEHEAD

Name:	PETE WHITEHEAD

Title:	CHAIRMAN, COMPENSATION COMMITTEE

The Executive

/s/ MIKE WELCH

Mike Welch